UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, NewStar Financial, Inc. (the “Company”) entered into a restated employment agreement (the “Employment Agreement”) with Timothy J. Conway, its Chairman of the Board and Chief Executive Officer, to be effective as of October 9, 2016. The Employment Agreement restates Mr. Conway’s previous employment agreement, dated as of October 9, 2013, which was scheduled to expire by its terms as of October 9, 2016.

Term and Compensation. The initial term of the Employment Agreement is for two years beginning October 9, 2016, and may be renewed for an additional period of one year automatically upon the expiration of that term unless either party delivers to the other a notice of intent not to renew the agreement. The Employment Agreement sets Mr. Conway’s base salary at $750,000 per year, unchanged from his current base salary, which salary may be subject to increase on an annual basis as determined by the board of directors, but will not be subject to any decrease. Additionally, Mr. Conway is eligible to participate in annual incentive bonus programs as the board of directors may adopt from time to time. The Company will establish a target for Mr. Conway’s incentive bonus at the beginning of each year, provided that for each year of the agreement term, the target will not be below his target incentive bonus for 2016, and provided that his 2017 target incentive bonus shall be $1,750,000. If the Company does not establish a target within 90 days of the start of each new year, Mr. Conway’s target incentive bonus will be the same amount as his last-established target incentive bonus. The target incentive bonus is not a guarantee, and actual incentive bonus payments, if any, will be determined by the Company in its sole discretion, and will be based on Company, business and individual performance, as limited and in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent applicable. Incentive bonuses may include a mix of current-year cash compensation, deferred cash compensation and equity compensation in the Company’s sole discretion. Mr. Conway’s compensation under the Employment Agreement will be subject to any forfeiture or clawback policy established by the Company for senior executives generally from time to time and any other such policy required by applicable law.

Termination Without Cause of for Good Reason. Under the Employment Agreement, if he is terminated by the Company without cause or if he terminates his employment for good reason, Mr. Conway is entitled to a severance package that includes any accrued but unpaid base salary through the date of termination, an amount equal to the actual incentive bonus for the previous year pro-rated for the period from the beginning of the then-current year through the date of termination, as well as the continuation of his base salary during a two-year severance period, two times the amount of the actual incentive bonus for the previous year, continued health benefits during the two years following the date of termination, any accrued but unpaid vacation pay or other benefits, continued vesting and exercisability of all incentive equity and the remaining option term to exercise any vested options. If a termination is without cause or for good reason during the two-year period following a change in control, Mr. Conway will be entitled to any accrued but unpaid base salary through the date of termination, two times the amount of his then base salary paid in a lump sum as soon as practicable, an amount equal to his target incentive bonus for the then-current year pro-rated for the period from the beginning of the then-current year through the date of termination, two times the amount of his target incentive bonus for the then-current year, continued health benefits for two years following the date of termination and any accrued but unpaid vacation pay or other benefits. In addition, all of his incentive equity will vest and he will receive the remaining option term to exercise any vested options.

Termination Due to Death or Permanent Disability. In the event of his employment being terminated due to death or a permanent disability, Mr. Conway or his legal representative is entitled to any accrued but unpaid base salary, an amount equal to his target incentive bonus for the then-current year pro-rated for the period from the beginning of the then-current year through the date of termination, any accrued but unpaid vacation pay or other benefits, an acceleration of vesting of all incentive equity and a period of the lesser of (A) two years, in the case of death, or one year, in the case of permanent disability, following the date of termination or (B) the remaining option term to exercise any vested options.

Retirement. If Mr. Conway retires, he will be entitled to any accrued but unpaid base salary, an amount equal to his actual incentive bonus for the previous year pro-rated for the period from the beginning of the then-current year through the date of retirement, any accrued but unpaid vacation pay or other benefits, continued vesting of all incentive equity and a period equal to the full length of the remaining option term to exercise any vested options.

Termination for Cause or Voluntary Termination by the Executive. In the event of his employment being terminated by the Company for cause or voluntarily by him, Mr. Conway will be entitled to receive only any accrued but unpaid base salary and any accrued but unpaid vacation pay or other benefits. In addition, any unvested incentive equity will be forfeited for no consideration, and he will have the lesser of (A) one year and (B) the remaining option term to exercise any vested option.

Non-Competition Covenant. Mr. Conway has agreed that during the term of his agreement and for two years following his termination for any reason, he will not directly or indirectly (i) solicit or engage any of the Company’s employees, consultants or contractors, (ii) cause or encourage any of the Company’s suppliers or licensors, or any entity with which the Company has a material relationship, to terminate or modify that relationship or (iii) compete with the Company’s business as defined.

Stock Ownership Requirement. During the term of the Employment Agreement, Mr. Conway is required to own Company stock, including vested and unvested equity awards, in an aggregate then-current fair market value equal to five times his then-current base salary. Compliance with these stock ownership levels will be measured once per calendar year and violation of the ownership requirements are grounds for termination for cause.

The foregoing description of Mr. Conway’s Employment Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the terms of such agreement, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated and effective as of October 9, 2016 between NewStar Financial, Inc. and Timothy J. Conway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewStar Financial, Inc.

Date: October 11, 2016	By:	/s/ John Kirby Bray
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated and effective as of October 9, 2016 between NewStar Financial, Inc. and Timothy J. Conway.